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                                                                    EXHIBIT 11.1


                         DIAMOND OFFSHORE DRILLING, INC.
                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                      THREE MONTHS ENDED MARCH 31,
                                                -------------------------------------------
                                                                 1998
                                                -------------------------------------------

                                                              WEIGHTED AVERAGE    PER SHARE
                                                 INCOME           SHARES           AMOUNT
                                               (NUMERATOR)     (DENOMINATOR)
                                                -------------------------------------------

BASIC EPS
   Net income ..........................        $  80,722          139,325        $    0.58

EFFECT OF DILUTIVE POTENTIAL SHARES
   Convertible notes issued 2/4/97 .....            2,498            9,876

DILUTED EPS
                                                ---------        ---------        ---------
   Net income + assumed conversions ....        $  83,220          149,201        $    0.56
                                                =========        =========        =========


                                                         THREE MONTHS ENDED MARCH 31,
                                                 -------------------------------------------
                                                                     1997
                                                 -------------------------------------------
                                                               WEIGHTED (1)
                                                                 AVERAGE          PER SHARE
                                                  INCOME          SHARES            AMOUNT
                                                (NUMERATOR)    (DENOMINATOR)
                                                 -------------------------------------------

BASIC EPS
   Net income ..........................         $  56,230          136,768        $    0.41

EFFECT OF DILUTIVE POTENTIAL SHARES
   Convertible notes issued 2/4/97 .....                -- (2)        6,036

DILUTED EPS
                                                 ---------        ---------        ---------
   Net income + assumed conversions ....         $  56,230          142,804        $    0.39
                                                 =========        =========        =========



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(1)  Weighted average shares outstanding have been restated to include the retroactive effect of the July 1997 two-for-one stock split in the form of a stock dividend.

(2) There was no adjustment needed to eliminate the interest on the convertible notes due to the capitalization of all interest cost incurred.